UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Date of Report (Date of earliest event reported): April 13, 1998


                            LANNETT COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                        0-9036             23-0787-699
--------------------------------        -----------        ------------------
State or other Jurisdiction             Commission         I.R.S. Employer
of Incorporation or Organization        File Number        Identification No.


                   9000 State Road, Philadelphia, PA 19136
             ---------------------------------------------------
             Address of Principal Executive Offices and Zip Code


     Registrant's telephone number, including area code: (215) 333-9000

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The independent accountants who previously audited the financial statements of Lannett Company, Inc. ("Company") for the fiscal year ended June 30, 1997 and prior years, Grant Thornton LLP, were notified by the Company on April 13, 1998 that the Company had elected not to utilize the services of Grant Thornton LLP in connection with the audit of the Company's 1998 financial statements. Grant Thornton LLP's reports on the Company's financial statements for the fiscal years ended June 30, 1997 and June 30, 1996 did not contain an adverse opinion or a disclaimer of opinion; nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years ended June 30, 1997 and June 30, 1996 and the subsequent interim period preceding April 13, 1998, there were no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company did not experience any of the events listed in Item 304 of Regulation S-B as defined as "reportable events" within the Company's two most recent fiscal years ended June 30, 1997 and June 30, 1996 and the subsequent interim period preceding April 13, 1998.

     The Company will report in a subsequent 8-K regarding the engagement of a new independent accountant. The decision to change accountants was approved by the Company's Board of Directors.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  16.1   Letter from Grant Thornton LLP

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             LANNETT COMPANY, INC

                                             By:  /s/ Jeffrey M. Moshal
                                                  Vice President Finance

Date:  April 16, 1998